EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  WFRBS Commercial Mortgage Trust 2013-C18, Commercial Mortgage
  Pass-Through Certificates Series 2013-C18 (the "Trust")

  I, Anthony Sfarra, a President of Wells Fargo Commercial Mortgage Securities, Inc., the depositor into the above-referenced Trust, certify that:

  1.I have reviewed this annual report on Form 10-K, and all reports Form
    10-D required to be filed in respect of periods included in one year covered by this annual report, of the Trust;

  2.Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic report, the servicers have fulfilled their obligations under the pooling and servicing agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-baced securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    CoreLogic Commercial Real Estate Services, Inc. as Vendor for Wells Fargo Bank, N.A. as Master Servicer and General Master Servicer, CW Capital Asset Management, LLC as Special Servicer for The Sullivan Center Loan Combination, Midland Loan Services, A Division of PNC Bank, National Association as General Special Servicer, National Tax Search, LLC as Vendor for Wells Fargo Bank, N.A. as Master Servicer and General Master Servicer, NCB, FSB as NCB Master Servicer, NCB, FSB as Co-op Special Servicer, Park Bridge Lender Services, LLC as Trust Advisor for The Sullivan Center Loan Combination, Pentalpha Surveillance LLC as Trust Advisor and Wells Fargo Bank, N.A. as Custodian.

    Dated:   March 31, 2014


    /s/ Anthony Sfarra
    Signature

    President
    (senior officer in charge of securitization of the depositor)